SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2006

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

405 North Marienfeld, Suite 200
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Registrant received an engineering evaluation from an independent consulting firm for the purpose of estimating proved reserves and future net revenue from oil and gas reserves for the fiscal year ended March 31, 2006.

Based on that evaluation, on June 15, 2006 the Registrant’s Board of Directors determined that the Registrant’s previously issued financial statements for the fiscal years ended March 31, 2005, March 31, 2004, March 31, 2003 and March 31, 2002 (collectively referred to in this Current Report as the “Fiscal Years”) cannot be relied upon because the reserves designated as “proved” were incorrectly stated. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The Registrant anticipates that a significant portion of the reserves that were classified as “proved” will be reclassified as “unproved” or “unevaluated”.

The Registrant’s Board of Directors has asked the consulting firm that prepared the engineering evaluation to review the Registrant’s Annual Reports for the Fiscal Years for the purpose of restating the proved reserves in the financial statements.

The Registrant’s Audit Committee has discussed with the Registrant’s independent accountant, Weaver & Tidwell LLP, the matters disclosed in this filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 99   Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2006

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer